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[LETTERHEAD AND LOGO OF DALE MATHESON CARR-HILTON CHARTERED ACCOUNTANTS]

                                                                      Exhibit 16

December 11, 2000

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements made by LML Payment Systems Inc. (the "Company")(copy attached), which we understand will be filed with the U.S. Securities and Exchange Commission, pursuant to Item 4 of Form 8-K, as part of the Registrant's Form 8-K dated December 4, 2000. We agree with the statements concerning our firm in such Form 8-K. We have no basis to agree or disagree with the Company's statements regarding Arthur Andersen LLP in the third paragraph of the company's disclosure.


Yours truly,


/s/  Dale Matheson Carr-Hilton

DALE, MATHESON, CARR-HILTON


AFD:nk


c.c.  British Columbia Securities Commission
      P.O. Box 10142
      Pacific Centre 701
      West Georgia Street
      Vancouver, B.C.
      V7Y 1L2

      Richard Roberts
      Government of Yukon
      Corporate Affairs
      Registrar of Securities
      P.O. Box 2703, J-9
      Whitehorse, Yukon
      Y1A 2CH